[Conformed Copy]












                     WARNER-LAMBERT COMPANY
                    (a Delaware Corporation)









                           __________










                            Restated

                  Certificate of Incorporation









                     Filed November 10, 1972

                            RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                     WARNER-LAMBERT COMPANY



     Warner-Lambert Company was originally incorporated under the name of William R. Warner & Co., Inc. The original Certificate of Incorporation was filed with the Secretary of State on November 8, 1920.

     The following Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, as amended, and only restates and integrates and does not further amend the provisions of Warner-Lambert's Certificate of Incorporation as heretofore amended or supplemented and no discrepancy exists between those provisions and the provisions of this restated certificate.

     FIRST:  The name of this Corporation is Warner-Lambert
Company.

     SECOND: The principal office of the Corporation in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is the Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

     THIRD: The nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are as follows:

          (a) To prepare, compound, manufacture, buy, sell, import, export and generally deal in and with drugs, medicines, proprietary articles, chewing gum, mints, confectioneries, druggist sundries, tinctures, chemical, pomades, ointments, liniments, lotions, toilet articles, perfumeries, cosmetics, soaps, essences, surgical apparatus, physicians' and hospital supplies and specialties, and all kinds of pharmaceutical, perfumery, toilet and medicinal preparations and materials, and materials commonly known as plastics, and to conduct and carry on, in all its branches, the business of chemists, druggists, and manufacturers and dealers in medicinal, chemical, perfumery, toilet, and pharmaceutical and other compounds, preparations and materials, and materials commonly known as plastics.

          (b) To build, erect, construct, purchase, lease or otherwise acquire, own, use, provide, maintain, establish, lease and hold factories, warehouses, agencies, buildings, structures, offices, works, mills, plants, foundries, shops, repair-shops, and work-shops, with suitable plant engines, boilers, machinery, tracks and equipment, and all things of whatsoever kind and nature suitable, necessary, useful or convenient in connection with any or all of the purposes of the Corporation or its business.

          (c) To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, own, use, operate and introduce, and to sell, assign, lease, pledge or otherwise dispose of any and all letters patent, patent rights, licenses, privileges, copyrights, trade-marks, trade names, of the United States or of any foreign country, and any and all inventions, improvements and processes, labels, designs, brands and blends, relating to or suitable, necessary, useful or convenient in connection with the purposes of the Corporations or its business, and to use, exercise, develop and grant licenses in respect of, sell, traffic in an exchange the same to the use and account of the Corporation.

          (d) To purchase, lease or otherwise acquire, upon such terms and conditions and in such manner as the Board of Directors of the Corporation shall determine or agree to, all or any part of the property, real or personal, tangible or intangible, of any nature whatsoever, including the good will, plant, materials in process and rights of all kinds, of any other corporation, domestic or foreign, or of any person, firm or association, engaged in or formed for the purpose of carrying on or conducting any business or for any purpose or purposes similar to the business or to any purpose or purposes of the Corporation, which may be suitable, necessary, useful or convenient to carry out the purpose of the Corporation or its business, and to pay for the same in case, shares of stock, certificates of interest in shares of stock, bonds, notes, debentures, or other securities, obligations or evidences of indebtedness of the Corporation, or partly in cash or partly in such shares of stock certificates of interest in shares of stock bonds, notes, debentures or other securities, obligations or evidences of indebtedness, or in such manner as may be agreed, and to hold, possess and improve the same or any part thereof, and to assume in connections with the acquisition of the same or any part thereof, any liabilities of any such corporation, person, firm or association , and to use in any legal manner the whole or any part of the property so acquired and to pledge, mortgage, sell or otherwise dispose of the same, or any part thereof, all in the manner and to the extent now or hereafter authorized or permitted by law.

          (e) In the manner and to the extent, now or hereafter authorized or permitted by law, to subscribe for, purchase or otherwise acquire, whether in exchange for the issuance of its own shares of stock, certificates of interest in shares of stock, bonds, notes, debentures or other securities, obligations or evidences of indebtedness or otherwise, and to own, hold, vote, mortgage, pledge, sell, assign, transfer or otherwise use or dispose of and to possess and exercise all of the rights, powers and privileges of ownership in, the shares of stock, certificates of interest in shares of stock, bonds, notes, debentures and other securities, obligations, or evidences of indebtedness of any person, firm, corporation or association, domestic or foreign, and also to purchase or otherwise acquire, own, hold, sell, assign, transfer, mortgage, pledge or otherwise use or dispose of the shares of stock, certificates of interest in shares of stock, bonds, notes, debentures, and other securities, obligations or evidences of indebtedness of the Corporation.

          (f) To guarantee the performance of any contract by, or the payment of dividends upon any shares of stock, certificates of interest in shares of stock of, any other person, firm, corporation or association, domestic or foreign, any bonds, notes, debentures or other securities, obligations or evidences of indebtedness of which, or shares of stock, or certificates of interest in shares of stock in which, are held by or for the Corporations, or in the welfare of which the Corporation shall have any interest or which is affiliated in business with the Corporation through the use of joint laboratories, or through contractual arrangements or agreements respecting the sale and distribution of the Corporation's products and particularly any corporation or corporations which may be appointed the distributors of the Corporation's products, and to endorse or otherwise guarantee or to become surety in respect to the payment of the principal and interest of any bonds, notes, debentures or other securities, obligations or evidences of indebtedness created or issued by any such person, firm, corporations or associations, to guarantee the bank loans of any such person, firm, corporations or association, to guarantee the bank loans of any such person, firm, corporation or association, to aid in any lawful manner, and improve and develop, directly or indirectly, the properties, real and personal, tangible and intangible, of any such person, firm, corporation, or association, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds, notes, debentures or other securities, obligations or evidences of indebtedness or such shares of stock, or certificates of interest in shares of stock, or other property or any interest of the Corporation.

          (g) To borrow money, and, from time to time, to make, accept and endorse, execute and issue bonds, notes, debentures or other securities, obligations and evidences of indebtedness of the Corporation for moneys borrowed or in payment for property acquired or for any of the other purposes of the Corporation or its business, and, in the manner, and to the extent, now or hereafter authorized or permitted by law, to secure the payment of any such bonds, notes, debentures, or other securities, obligations and evidences of indebtedness by mortgage, pledge, deed, indenture or other instrument of trust, or by other lien upon, assignment of, or agreement in regard to, all or any part of the property, real or personal, rights, privileges or franchises of the Corporation, whether now owned or hereafter acquired, and to provide that such bonds, notes, debentures or other securities, obligations or evidences of indebtedness shall be convertible into or exchangeable for stock or certificates of interest in shares of stock of the Corporation upon such terms and conditions as the Board of Directors shall determine and cause to be specified therein.

          (h) To have one or more offices and to carry on its operations and transact and conduct its business within and without the State of Delaware, and without restriction or limit as to amount, to purchase, exchange, lease or otherwise acquire, hold, own, occupy, use and develop, lease, mortgage, sell, convey, or otherwise dispose of, and generally to trade with and deal in, all property real and personal, of every kind, nature and description and all rights, including rights of way, easements and water rights, of every kind, nature and description, necessary for the purposes of business of the Corporation, in any of the States, Districts, Territories or dependencies of the United States and in any and all foreign countries, subject always to the laws of such States, Districts, Territories, dependencies or foreign countries.

          (i) In general to do any or all of the things hereinbefore set forth, and such other things as are necessary to the purposes of the Corporation and its business as principal, factor, agent, contractor or otherwise, either alone or in conjunction as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, corporation or association, and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform contracts and to do all such acts and things and to exercise any and all such powers to the same extent as a natural person might or could do, all int he manner and to the extent, now or hereafter authorized or permitted by law.

          (j) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

          (k) In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act pursuant to and under which the Corporation is formed, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          (l) The foregoing clauses shall be construed as both purposes and powers and the matters expressed in any clause shall be in no wise restricted by restricted by reference to, or inference from, the terms of any other clause, but shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict or limit in any manner the general terms and powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty-five Million (55,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock of the par value of One Dollar ($1) per share (hereinafter called the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock of the par value of One Dollar ($1) per share (hereinafter called the "Preferred Stock").

     A statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock and the Common Stock, is as follows:

                  DIVISION A - PREFERRED STOCK

     1. Series. (a) The Preferred Stock may be issued from time to time in one or more series as herein provided. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and shall have such voting powers, full, special or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation. The shares of Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical, except that, if the dividends thereon are cumulative, the date or dates from which they shall be cumulative may differ. The terms of any series of Preferred Stock may vary from the terms of any other series of Preferred Stock to the full extent now or hereafter permitted by the laws of the State of Delaware, and the terms of each series shall be fixed, prior to the issuance thereof, in the manner provided in subparagraph (b) of this Paragraph 1. Without limiting the generality of the foregoing, shares of Preferred Stock of different series may, subject to any applicable provisions of law, vary in respect of the following terms:

          (i) the distinctive designation of such series and the number of shares of such series;

          (ii) the rate or rates at which shares of such series shall be entitled to receive dividends, the conditions upon, and the times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on shares of any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

          (iii)  if shares of such series are subject to
     redemption, the time or times and the price or prices at which, and the terms and conditions on which, such shares shall be redeemable;

          (iv) the preference of the shares of such series over shares of junior stock (as hereinafter defined) as to both dividends and assets in the event of any voluntary or involuntary liquidation or dissolution or winding up or distribution of assets of the Corporation;

          (v) the obligation, if any, of the Corporation to purchase, redeem or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, the number of shares to be purchased, redeemed or retired and the other terms and conditions of any such obligation;

          (vi) the voting rights, if any, full, special or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series of the Preferred Stock, authorizing or issuing additional shares of Preferred Stock or creating any class of stock ranking prior to or on a parity with the Preferred stock as to dividends or assets);

          (vii) the right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of stock of the Corporation,and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made; and

          (viii)  any other preferences, and relative,
     participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

The term "junior stock" as used in this Article FOURTH with respect to the Preferred Stock means the Common Stock, as well as any other class of stock of the Corporation at any time ranking junior to the Preferred Stock as to dividends or assets.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, so far as not inconsistent with the provisions of this of Article FOURTH applicable to all series of Preferred Stock, to fix, by resolution or resolutions providing for the issue of shares thereof the authorized number of shares of such series, which number may be increased (unless otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors, the voting powers of such series and the designations, rights, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series.

     2. Dividends. The holders of Preferred stock of each series shall be entitled to receive, but only when and as declared by the Board of Directors, out of the assets of the Corporation legally available for dividends, cash dividends at the rate for such series, on such conditions and at such times as shall be fixed as herein provided, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series or the purchase, redemption or other acquisition for value of any junior stock and before any dividend (other than a dividend in shares of Common Stock) shall be paid or declared, or any other distribution shall be ordered or made, upon any junior stock. All dividends,declared upon the Preferred stock of the respective series outstanding shall be declared pro rata so that the amounts of dividends declared per share on the Preferred Stock of different series shall in all cases bear to each other the same ratio that the respective dividend rights per share of such respective series bear to each other.

     3. Preference on Liquidation. (a) In the event of any voluntary or involuntary liquidation or dissolution or winding up of the Corporation, the Preferred Stock of all series shall be preferred over all junior stocks as to both dividends and assets and the holders of Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, such amount as shall be fixed as herein provided, before any distribution of such assets shall be made to the holders of junior stocks; and in the event of any such distribution of assets, the holders of the junior stocks shall be entitled, to the exclusion of the holders of Preferred Stock of all series, to share in all assets of the Corporation then remaining as hereinafter in this Article FOURTH provided. If upon any voluntary or involuntary liquidation or dissolution or winding up of the Corporation, the amounts payable as aforesaid on or in respect of the Preferred stock of all series are not paid in full, the holders of shares of Preferred Stock of all series shall be entitled, to the exclusion of holders of the junior stocks, to share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them, respectively, upon such distribution if all amounts payable on or in respect of the Preferred Stock of all series were paid in full.

     (b) A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph 3.

     4. Redemption and Purchase. The Preferred Stock of all series, or of any series thereof, at any time outstanding, may be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, subject to any limitation contained in the resolution or resolutions providing for the issue of Preferred Stock of such series adopted by the Board of Directors as herein provided, at any time or from time to time, upon not less than thirty (30) days' previous notice in writing to the holders of record of the Preferred Stock to be redeemed, given by mail in such manner as may be prescribed by resolution or resolutions of the Board of Directors, at the then applicable redemption price fixed as herein provided; provided, however, that Preferred Stock of any series may be redeemed only after dividends upon the Preferred Stock of all series then outstanding, at the rate for each such series and on such conditions as shall have been fixed as herein provided, shall have been paid, or declared and set aside for payment. If less than all the Preferred Stock of any series at the time outstanding is to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date or redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice), or, if the Corporation shall so elect, from and after a date (hereinafter called the "date of deposit" and which shall be prior to the date fixed as the date of redemption) on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business in the Borough of Manhattan, in the City of New York, and having capital and surplus of at least Five Million Dollars ($5,000,000) pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price as hereinafter provided and, in the case of such deposit, any conversion or exchange rights not theretofore expired, shall cease and terminate. Such conversion or exchange rights, however, shall cease and terminate upon the date fixed for redemption or upon any earlier date fixed in the resolution or resolutions providing for the issue of Preferred Stock of such series adopted by the Board of Directors as herein provided. After the deposit of such amount with such bank or trust company, the respective holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price at any time upon surrender to such bank or trust company of the certificates for the shares to be redeemed. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the Corporation.

     The Corporation shall also have power, at any time or from time to time, to purchase, either at public or private sale or pursuant to any sinking fund or agreement, the whole or any part of the Preferred Stock or of any series thereof upon the best terms believed reasonably obtainable or provided for in any such sinking fund or agreement, but in no event at a price in respect of any shares of Preferred Stock greater than the redemption price thereof. Any redemption or purchase of Preferred Stock may be effected by payment out of the net profits or surplus of the Corporation or by the application of capital, all to the extent and in the manner at the time permitted by the laws of Delaware, except that no redemption or purchase of less than all the Preferred Stock may be effected by the Corporation at any time when dividends on the Preferred Stock are in arrears.

     Subject to such limitations, if any, as may be provided in the resolution or resolutions providing for the issue of Preferred Stock of any series adopted by the Board of Directors as herein provided, shares of Preferred Stock purchased, redeemed or otherwise acquired by the Corporation (excepting shares of such Stock acquired on the conversion or exchange thereof into or for other shares of the Corporation) (a) shall, upon the filing by the Corporation of a certificate pursuant to Delaware law reducing its capital in respect of such shares, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock and (b) shall, unless and until a certificate with respect thereto is filed as aforesaid, constitute treasury stock; and shares of Preferred Stock acquired on the conversion or exchange thereof into or for other shares of the Corporation shall, after such conversion or exchange, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock.

     5. Voting Rights. The holders of the Preferred Stock shall have no voting rights of any kind except as required by law and except for such voting rights, if any, full, special or limited, as may be given to shares of any one or more series of Preferred Stock in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors as herein provided.

                    DIVISION B - COMMON STOCK

     1. Dividend Rights. After full cumulative dividends on the Preferred Stock shall have been paid or declared and set apart for payment in accordance with Paragraph 2 of Division A above for all past dividend periods and the then current dividend period, then out of any funds lawfully available therefor under the laws of the State of Delaware, dividends may be paid upon the Common Stock and upon any other junior shares, to the exclusion of the Preferred Stock, if, when and as declared by the Board of Directors in its discretion, and any junior shares may be purchased, redeemed or otherwise acquired by the Corporation.

     2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of Paragraph 3 of Division A above, the holders of the Common Stock shall be entitled to receive as a class, pro rata, to the exclusion of the Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders.

     3. Voting Power. The holders of the Common Stock shall, subject to the provision of the By-laws of the Corporation and of the statutes of the State of Delaware relating to the fixing of a record date, be entitled to one vote for each share of Common Stock held by them respectively, for the election of Directors and for all other purposes.

                 DIVISION C - GENERAL PROVISIONS

     1. No Preemptive Rights. Unless expressly conferred by the terms of this Certificate of Incorporation, as amended from time to time, or by the terms of a valid agreement to which the Corporation is a party, or by the terms of the securities issued by the Corporation, no holder of stock, or of rights or options to purchase stock, of the Corporation of any class, as such, shall have any preemptive or preferential right of subscription to any shares of stock, or rights or options to purchase stock, of the Corporation of any class whether now or hereafter authorized, or to any obligations convertible into stock, or into rights or options to purchase stock, of the Corporation (including any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase any stock of the Corporation), issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time fix pursuant to the authority conferred by this Certificate of Incorporation. Shares of stock, rights or options to purchase stock, or obligations convertible into stock or into rights or options to purchase stock, of the Corporation may from time to time be issued and sold to such parties, whether stockholders or others, as the Board of Directors in its sole discretion may determine.

     FIFTH: The minimum amount of capital with which the Corporation shall commence business is $1,000.

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH: The number of directors which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws, provided, however, that initially such number shall be sixteen, and provided further, that in no case shall such number be less than seven. Vacancies in the Board of Directors, whether created by an increase in the number of Directors or otherwise, shall be filled in the manner provided in the By-laws.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall, subject to the laws of the State of Delaware, have the following powers:

          (a) To make, alter, amend and repeal the By-laws of the Corporation, and to set apart out of any funds of the Corporation available for dividends a reserve or reserves for working capital or any other proper purpose, and to abolish any such reserve in the manner in which it was created.

          (b) To appoint from among their number an Executive Committee of five or more, which Committee, to the extent and in the manner provided in the By-laws of the Corporation, shall have any may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, during the intervals between the meetings of the Board of Directors.

          (c) From time to time, to determine whether and to what extent, and at what time and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book or account or document of the Corporation, except as conferred by the laws of the State of Delaware or authorized by a resolution of the stockholders or directors.

          (d) To appoint one or more Vice-Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, and to provide that the persons so appointed shall have and may exercise any of the powers of the President, of the Treasurer, and of the Secretary, respectively.

     TENTH: All meetings of stockholders and directors may be held either within or without the State of Delaware, and the Corporation may have one or more offices and may keep the books of the Corporation (except such books as are required by law to be kept at the office of the Corporation in the State of Delaware) outside of the State of Delaware, and at any such place or places, as may from time to time be designated by the Board of Directors.

     ELEVENTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of the Corporation is or are interested in, or is a director or officer or are directors or officers of, such other corporation; and any director or directors or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of the Corporation or in which the Corporation is interested and no contract,act or transaction of the Corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors or officer or officers of the Corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision herein contained in the manner now or hereafter authorized or permitted by law, and all rights conferred upon stockholders are subject to this provision.

     IN WITNESS WHEREOF, I FRANK MARKOE, JR. have made this certificate under the seal of said WARNER-LAMBERT COMPANY and have signed the same as Senior Vice President thereof this seventh day of November, 1972.



[CORPORATE SEAL]



                                        FRANK MARKOE, JR.
                                        Frank Markoe, Jr.
                                        Senior Vice President



Attest:        JOSEPH B. CAIN
               Joseph B. Cain
                Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                     WARNER-LAMBERT COMPANY



     The undersigned, FRANK MARKOE, JR., an Executive Vice President of Warner-Lambert Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter generally referred to as the "Corporation"), does hereby certify that the following amendment of the Certificate of Incorporation of the Corporation, as heretofore amended, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, said amendment being effected by deleting the introductory paragraph of Article FOURTH of said Certificate of Incorporation, as heretofore amended, and substituting in lieu thereof a new introductory paragraph reading as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty-Five Million (155,000,000) shares consisting of One Hundred Fifty Million (150,000,000) shares of Common Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Common Stock') and Five Million (5,000,000) shares of Preferred Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Preferred Stock')."

     IN WITNESS WHEREOF, the undersigned has made this certificate under the seal of the Corporation and has signed the same as Executive Vice President thereof this 24th day of April, 1973.



                                   FRANK MARKOE, JR.
                                   Frank Markoe, Jr.
                                   Executive Vice President



[Corporate Seal]



Attest:   JOSEPH B. CAIN
          Joseph B. Cain
          Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                     WARNER-LAMBERT COMPANY


     The undersigned, Robert J. Dircks, Executive Vice President and Chief Financial Officer of Warner-Lambert Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter generally referred to as the "Corporation"), does hereby certify that the following amendment of the Certificate of Incorporation of the Corporation, as heretofore amended, has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware, said amendment being effected by

     (i) adding the following Article, which Article shall be and read as follows:

          "TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article TWELFTH shall not eliminate the liability of a director (unless otherwise permitted by applicable law), (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     and (ii) renumbering the current Article TWELFTH as Article
THIRTEENTH.

     IN WITNESS WHEREOF, the undersigned has made this certificate under the seal of the Corporation and has signed the same as its Executive Vice President and Chief Financial Officer this 28th day of April, 1987.

[Corporate Seal]                   ROBERT J. DIRCKS
                                   Robert J. Dircks
                                   Executive Vice President and
                                   Chief Financial Officer

Attest Rae G. Paltiel
       Rae G. Paltiel
       Secretary

                   CERTIFICATE OF DESIGNATION
                    OF SERIES A PARTICIPATING
               CUMULATIVE PREFERRED STOCK SETTING
                 FORTH THE POWERS, PREFERENCES,
                     RIGHTS, QUALIFICATIONS,
                  LIMITATIONS AND RESTRICTIONS
                        OF SUCH SERIES OF
                         PREFERRED STOCK
                               of
                     WARNER-LAMBERT COMPANY


     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Warner-Lambert Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DOES HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the Board of Directors of the Corporation by Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation on June 28, 1988, adopted the following resolution creating a series of Preferred Stock designated as Series A Participating Cumulative Preferred Stock:

     RESOLVED FURTHER, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          Section 1.  Designation and Number of Shares.

          The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"). The par value of each share of the Series A Preferred Stock shall be $1. The number of shares initially constituting the Series A Preferred Stock shall be 1,500,000; provided, however, that, if more than a total of 1,500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of June 28, 1988, between the Corporation and Morgan Shareholder Services Trust Company, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          Section 2.  Dividends or Distributions.

          (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefore, (1) quarterly dividends payable in cash on the 10th day of March, June, September and December in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $2.50 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; provided, however, that, if at any time after June 28, 1988, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided, further, that, if at any time after June 28, 1988, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the March 10, June 10, September 10 or December 10 (or such other Quarterly Dividend Payment Dates as the Board of Directors of the Corporation shall approve), as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d)  So long as any shares of the Series A Preferred
Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

          (e)  The holders of the shares of Series A Preferred
Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

          Section 3.  Voting Rights.

          The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which the holders of the Common Stock or stockholders generally then have with respect to such matter.

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

          (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series
A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

          (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

          Section 4.  Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
     up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of the Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Liquidation Rights.

          Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Section 6.  Consolidation, Merger, etc.

          In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.

          Section 7.  Redemption; No Sinking Fund.

          (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

          (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          Section 8.  Ranking.

          The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          Section 9.  Fractional Shares.

          The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to issue certificates evidencing such authorized fraction of a share of Series A Preferred Stock or (2) to issue depository receipts evidencing such authorized fraction of a share of Series
A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

          Section 10.  Reacquired Shared.

          Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article FOURTH of the Certificate of Incorporation.

          Section 11.  Amendment.

          None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

     IN WITNESS WHEREOF, Warner-Lambert Company has caused this
Certificate to be duly executed in its corporate name on this 28th day of June 1988.


                              WARNER-LAMBERT COMPANY,

                              by   /s/ Joseph D. Williams
                                   Name:  Joseph D. Williams
                                   Title: Chairman of the Board
                                          and Chief Executive
                                          Officer



Attest:

/s/ Rae G. Paltiel
Name:   Rae G. Paltiel
Title:  Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                     WARNER-LAMBERT COMPANY


     The undersigned, Robert J. Dircks, Executive Vice President and Chief Financial Officer of Warner-Lambert Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter generally referred to as the "Corporation"), does hereby certify that the following amendment of the Restated Certificate of Incorporation of the Corporation, as heretofore amended, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, said amendment being effected by deleting the introductory paragraph of Article FOURTH and substituting in lieu thereof a new introductory paragraph reading as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Five Million (305,000,000) shares consisting of Three Hundred Million (300,000,000) shares of Common Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Common Stock') and Five Million (5,000,000) shares of Preferred Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Preferred Stock')."

     IN WITNESS WHEREOF, the undersigned has made this certificate under the seal of the Corporation and has signed the same as its Executive Vice President and Chief Financial Officer this 24th day of April, 1990.



[Corporate Seal]                   Robert J. Dircks
                                   Robert J. Dircks
                                   Executive Vice President and
                                   Chief Financial Officer



Attest Rae G. Paltiel
       Rae G. Paltiel
       Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                     WARNER-LAMBERT COMPANY


     The undersigned, Ernest J. Larini, Vice President and Chief Financial Officer of Warner-Lambert Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter generally referred to as the "Corporation"), does hereby certify that the following amendment of the Restated Certificate of Incorporation of the Corporation, as heretofore amended, has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware, said amendment being effected by deleting the introductory paragraph of Article FOURTH and substituting in lieu thereof a new introductory paragraph reading as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Five Million (505,000,000) shares consisting of Five Hundred Million (500,000,000) shares of Common Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Common Stock') and Five Million (5,000,000) shares of Preferred Stock of the par value of One Dollar ($1) per share (hereinafter called the 'Preferred Stock')."

     IN WITNESS WHEREOF, the undersigned has made this certificate under the seal of the Corporation and has signed the same as its Vice President and Chief Financial Officer this 23rd day of April, 1996.



[Corporate Seal]                   Ernest J. Larini
                                   Ernest J. Larini
                                   Vice President and
                                   Chief Financial Officer



Attest Rae G. Paltiel
       Rae G. Paltiel
       Secretary